As filed with the Securities and Exchange Commission on June 30, 2011

Registration No. 333-175097

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Primus Telecommunications Group, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	No. 54-1708481
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7901 Jones Branch Drive, Suite 900

McLean, Virginia 22102

(Address of Principal Executive Offices)

Primus Telecommunications Group, Incorporated Management Compensation Plan, as Amended

(Full Title of Plan)

Christie A. Hill, Esq.

General Counsel, Secretary and Senior Vice President, Compliance Officer

Primus Telecommunications Group, Incorporated

7901 Jones Branch Drive, Suite 900

McLean, Virginia 22102

(Name and Address of Agent for Service)

(703) 902-2800

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

EXPLANATORY NOTE

On June 23, 2011, Primus Telecommunications Group, Incorporated (the “Registrant”), filed a Registration Statement on Form S-8 (Registration No. 333-175097) (the “Original Registration Statement”) with the Securities and Exchange Commission (the “Commission”). Pursuant to the undertakings contained in Part II, Item 9 of the Original Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 (this “Amendment”) for the sole purpose of amending and restating Part II, Items 3 and 8 of the Original Registration Statement, which were incorrect and incomplete at the time of filing the Original Registration Statement on June 23, 2011, given the Registrant’s filing of a registration statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on June 20, 2011. This Amendment does not modify any provision of the Original Registration Statement other than Part II, Items 3 and 8 as set forth below.

No additional shares of the Registrant’s common stock are being registered pursuant to this Amendment and the registration fees for the shares of the Registrant’s common stock to which the Original Registration Statement and this Amendment apply were paid at the time of filing the Original Registration Statement. Therefore, no additional registration fees are required.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Primus with the Commission pursuant to the Exchange Act, Commission File No. 000-29092, are incorporated by reference into this Registration Statement:

(1) The Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Commission on March 25, 2011, as amended by the Form 10-K/A filed with the Commission on May 2, 2011;

(2) The Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the Commission on May 20, 2011; and

(3) The Current Reports on Form 8-K filed with the Commission on February 10, 2011 (Items 8.01 and 9.01), February 18, 2011 (Items 8.01 and 9.01), February 25, 2011 (Items 5.07, 8.01 and 9.01), March 4, 2011 (Items 2.01, 8.01 and 9.01), March 17, 2011 (Items 8.01 and 9.01), March 29, 2011 (Items 5.02, 8.01 and 9.01), April 20, 2011 (Items 8.01 and 9.01), April 26, 2011 (Items 4.01 and 9.01), May 10, 2011 (Item 5.02), May 17, 2011 (Item 5.02) and May 17, 2011 (Items 1.01 and 9.01).

In addition, the following documents filed by Primus with the Commission pursuant to the Exchange Act, Commission File No. 001-35210, are incorporated by reference into this Registration Statement:

(1) The Current Report on Form 8-K filed with the Commission on June 23, 2011 (Items 5.02 and 9.01); and

(2) The description of Primus common stock set forth in the Registration Statement on Form 8-A (File No. 001-35210) filed with the Commission pursuant to Section 12(b) of the Exchange Act on June 20, 2011, and any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by Primus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in this Registration Statement, in any amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following exhibits are filed herewith unless otherwise indicated:

Exhibit Number	Description of Exhibit

4.1	Second Amended and Restated Certificate of Incorporation of Primus Telecommunications Group, Incorporated (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-A, filed with the Commission on June 20, 2011, Registration No. 001-35210).

4.2	Amended and Restated By-Laws, as amended, of Primus Telecommunications Group, Incorporated (as adopted and in effect on November 9, 2010) (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on November 10, 2010, File No. 000-29092).

4.3	Contingent Value Rights Distribution Agreement of Primus Telecommunications Group, Incorporated (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A, filed July 1, 2009, Registration No. 000-29092).

4.4	Specimen of Common Stock (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form 8-A, filed June 20, 2011, Registration No. 001-35210).

*5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding legality of securities being registered.

*23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

*23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in the opinion filed as Exhibit 5.1).

*24.1	Powers of Attorney (included on the signature page of the Original Registration Statement on Form S-8).

99.1	Primus Telecommunications Group, Incorporated Management Compensation Plan, as Amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 10-K filed with the Commission on March 25, 2011, as amended, File No. 000-29092).

*	Filed as part of the Original Registration Statement on June 23, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of McLean, State of Virginia.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

Date: June 30, 2011	By:	/s/ Peter D. Aquino
Peter D. Aquino
Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Peter D. Aquino	Chairman of the Board, President and Chief Executive Officer and Director (Principal Executive Officer)	June 30, 2011
Peter D. Aquino

/s/ James C. Keeley	Vice President—Corporate Controller, Acting Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 30, 2011
James C. Keeley

Director
Mark E. Holliday

*	Director	June 30, 2011
Steven D. Scheiwe

*	Director	June 30, 2011
John B. Spirtos

*	Director	June 30, 2011
Neil S. Subin

*/s/ James C. Keeley		June 30, 2011
Peter D. Aquino
Attorney-in-fact

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